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                                                                   EXHIBIT 10.12


                             AWARD AGREEMENT UNDER
                           CROSS TIMBERS OIL COMPANY
                        1998 ROYALTY TRUST OPTION PLAN
                        ------------------------------


     THIS AGREEMENT is entered into this ___ day of ________, ____ (the "Agreement Date"), between Cross Timbers Oil Company, a Delaware corporation (the "Company"), and _____ ("Grantee"), pursuant to the provisions of the Cross Timbers Oil Company 1998 Royalty Trust Option Plan (the "Plan"). The Compensation Committee of the Board of Directors of the Company has determined that Grantee is eligible to be a participant in the Plan and, to carry out its purposes, has this day authorized the conditional grant, pursuant to the Plan, of the options set forth below to Grantee.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties do hereby agree as follows:

     1. Conditional Grant of Options. Subject to all of the terms, conditions, and provisions of the Plan and of this Agreement, the Company hereby conditionally grants to Grantee options pursuant to which Grantee shall have the right and option under the Plan to purchase from the Company all or any part of an aggregate of _____ of the units of beneficial interest (the "Units") of the Hugoton Royalty Trust (the "Trust"). The actual number of Units to be granted will be determined by dividing the aggregate dollar amount of Units set forth above by the option price (defined below). Any resulting fractional Units will not be granted and the number of Units to be granted will be rounded down to the nearest whole Unit. The condition to the grant of these options shall be satisfied, and this grant shall become effective, only if the initial public offering of Units of the Hugoton Royalty Trust shall be completed within six months after the Agreement Date, and the grant of these options shall become effective on the date of the first sale in such initial public offering. This conditional option grant will become void if the above condition shall not have been satisfied within six months after the Agreement Date. Grantee will not have any rights under this Agreement until the option grant is no longer conditional.

     2. Option Price. The option or purchase price per Unit payable by Grantee to the Company in exercise of these options shall be the initial public offering price of the Units. Upon exercise of any option granted hereunder, Grantee must pay to the Company, in full, the option price for the Units issuable pursuant to such exercise. Grantee may pay the option price in whole or in part in cash or in common stock of the Company owned by Grantee, valued at Fair Market Value (as defined in Section 9(a) of the Plan) on the date of the option exercise.

     3.   Exercise Period.

          (a) The options will be exercisable immediately upon the satisfaction of the condition contained in paragraph 1.
          (b) No option may be exercised for fewer than 100 Units unless the remaining Units purchasable are fewer than 100 Units.
          (c) Any options that remain unexercised on the third anniversary of the Agreement Date will expire and no longer be exercisable.
          (d) Options may be exercised only if the Units are duly registered under the Securities Act of 1933 and applicable state securities laws, or unless the issuance is exempt from such registrations.

     4. No Employment Commitment. Grantee acknowledges that neither the grant of options nor the execution of this Agreement by the Company shall be interpreted or construed as imposing upon the Company an obligation to retain Grantee's services for any stated period of time, which employment shall continue to be at the pleasure of the Company at such compensation as it shall determine, unless otherwise provided in a written employment agreement.
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     5.   Additional Agreements. Grantee expressly and specifically agrees that:

          (a) With respect to the calendar year in which such options are exercised, Grantee shall include in his gross income for federal income tax purposes the amount, if any, by which the Fair Market Value of the Units on the date of exercise, as determined in
               Section 9(a) of the Plan, exceeds the option price;
          (b) The grant of options is special incentive compensation which shall not be taken into account as "wages" or "salary" in determining the amount of payment or benefit to Grantee under any pension, thrift, stock, or deferred compensation plan of the Company; and
          (c) Such grant shall not affect the amount of any life insurance coverage available to any beneficiary of Grantee under any life insurance plan covering employees of the Company or any subsidiary.

     6. Other Terms, Conditions, and Provisions. As previously provided, the options herein granted by the Company to Grantee are granted subject to all of the terms, conditions, and provisions of the Plan. Grantee hereby acknowledges receipt of a copy of the Plan certified by the Secretary of the Company, and the parties agree that the entire text of such Plan be, and it is hereby incorporated herein by reference as fully as if copied herein in full. Reference to such Plan is therefore made for a full description of the rights and methods of exercise of the options, the effect of Grantee's termination of employment, the adjustments to be made in the event of changes in the capital structure of the Company, and of all of the other provisions, terms, and conditions of the Plan applicable to the options granted herein. If any of the provisions of this Agreement shall vary from or be in conflict with the Plan, the provisions of the Plan will be controlling.

     7. Transferability. The options granted hereunder are not transferable or assignable by Grantee except by will or the laws of descent and distribution.

     IN WITNESS WHEREOF, this Agreement is executed and entered into effective on the day and year first above expressed.

ATTEST:                            CROSS TIMBERS OIL COMPANY


_________________________          By:_________________________________
Virginia Anderson,                 Name:  Bob R. Simpson
Secretary                          Title:  Chairman of the Board and
                                           Chief Executive Officer